Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan of Achieve Life Sciences, Inc. of our report dated March 27, 2017 relating to the consolidated financial statements, which is incorporated by reference in Achieve Life Sciences, Inc. Current Report on Form 8-K dated August 2, 2017.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

November 9, 2017